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                                                                    EXHIBIT 23.7

                   CONSENT OF SIMMONS & COMPANY INTERNATIONAL

     We hereby consent to (i) the use of our opinion letter to Transocean Sedco Forex, Inc. (the "Company") included as Annex D to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company and R&B Falcon Corporation, and (ii) the references to such opinion in such Join Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commissions thereunder.

                                            Simmons & Company International

                                            By:   /s/ JOHN R. RUTHERFORD
                                              ----------------------------------
                                                      John R. Rutherford
                                                      Managing Director

September 20, 2000